Exhibit 10.24
March 23, 2010
Mr Michael Hodges
Acting CEO
Genesis Fluid Solutions Holdings, Inc.
6660 Delmonico Drive Suite 242-D
Colorado Springs, CO 80919
Dear Mr Hodges:
Please consider this our notice to amend the Financial Advisory Services contract between Gar Wood Securities, LLC and Genesis Fluid Solutions Holdings, Inc., entered into on November 10, 2009.
Under the terms of the agreement, entered into by both parties. Genesis Fluid Solutions was to issue to Gar Wood Securities upon engagement a fee of 100,000 warrants to purchase Genesis Fluid Solutions common stock, with a $1.00 strike price. The warrants were to have a two-year expiration date, cashless exercise option, and the shares represented by the warrants were to have piggyback registration rights. These warrants were to have been issued to Gar Wood Securities, LLC, and to be assignable in part or in whole to officers or employees of Gar Wood Securities, LLC.
Per your discussion with Connie Schadewitz on March 23, 2010, Gar Wood Securities has agreed to amend the terms of the contract. Services shall run through February 10, 2011, and engagement fees will be reduced to 50,000 warrants to purchase Genesis Fluid Solutions common stock, with a $1.25 strike price. The warrants, per the original agreement, shall be dated November 10, 2009, shall have a two-year expiration date, cashless exercise option, and the shares represented by the warrants shall have piggyback registration rights. The warrants shall be immediately issued to Gar Wood Securities, LLC and shall be assignable in part or in whole to officers and employees of Gar Wood Securities, LLC.
440 South LaSalle Street  •  Suite 2201  •  Chicago Illinois 60605
P: 312 662 1256  •  F: 312 566 0750  •  www.garwoodsecurities.net
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In accordance with the original agreement which stated that it may not be amended except by written instrument signed by both parties, it is signed below that the foregoing is understood and agreed to Sections 1, 4, 5, 6 and 7 of the original agreement remain in effect.

Very truly yours,
Gar Wood Securities, LLC

Dennis Gerecke
EVP and COO
ACCEPTED AND AGREED AS OF
THE DATE FIRST WRITTEN ABOVE:
Genesis Fluid Solutions

By:	/s/ Michael Hodges
Mr. Michael Hodges Acting CEO
Date: 3/26/10